Exhibit 99.1

VISHAY REPORTS RESULTS FOR THIRD QUARTER 2019

•	Revenues for Q3 2019 of $628 million
•	Gross Margin Q3 of 23.9%
•	Operating Margin Q3 of 8.1%
•	Adjusted Operating Margin 9.3%
•	EPS Q3 of $0.21
•	Adjusted EPS Q3 of $0.26
•	Free cash for trailing 12 months Q3 2019 of $205 million
•	Guidance for Q4 2019 for revenues of $580 to $620 million and gross margins of 23% to 24% at Q3 exchange rates

MALVERN, Pa. –October 29, 2019 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and nine fiscal months ended September 28, 2019.

Revenues for the fiscal quarter ended September 28, 2019 were $628.3 million, compared to $685.2 million for the fiscal quarter ended June 29, 2019, and $781.0 million for the fiscal quarter ended September 29, 2018.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended September 28, 2019 were $30.0 million, or $0.21 per diluted share, compared to $44.5 million, or $0.31 per diluted share for the fiscal quarter ended June 29, 2019, and $77.9 million, or $0.51 per diluted share for the fiscal quarter ended September 29, 2018.

As summarized on the attached reconciliation schedule, all periods presented include items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.26, $0.36, and $0.60 for the fiscal quarters ended September 28, 2019, June 29, 2019, and September 29, 2018, respectively.

Commenting on results for the third quarter 2019, Dr. Gerald Paul, President and Chief Executive Officer stated, “Vishay’s financial performance has been negatively impacted by low demand, especially from distribution. However, during the third quarter inventories of Vishay’s products at distribution started to come down noticeably. Still high levels of inventories in the global supply chain should impact our business for another two quarters. We are managing the slowdown by adapting costs as we have done in the past. On the other hand, our increased machine capacities will enable Vishay to participate in the next upturn to the full extent.”

Commenting on the outlook Dr. Paul stated, “For the fourth quarter we expect a continuation of the inventory reduction in the supply chain and guide for revenues in a range of $580 to $620 million and gross margins of 23% to 24%.”

A conference call to discuss Vishay’s third quarter financial results is scheduled for Tuesday, October 29, 2019 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406, if calling from outside the United States or Canada) and the access code is 9882458.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation will be accessible directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, October 29, 2019 through 11:59 p.m. ET on Tuesday, November 12, 2019. The telephone number for the replay is +1 855-859-2056 (+1 404-537-3406, if calling from outside the United States or Canada) and the access code is 9882458.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, inventories, product demand, manufacturing capacities, restructuring activity savings and costs, global growth markets generally and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; delays or difficulties in expanding our manufacturing capacities; an inability to attract and retain highly qualified personnel; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in U.S. and foreign trade regulations and tariffs, and uncertainty regarding the same; changes in applicable domestic and foreign tax regulations, and uncertainty regarding the same; changes in applicable accounting standards and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	September 28, 2019	June 29, 2019	September 29, 2018

Net revenues	$628,329	$685,240	$780,972
Costs of products sold	478,250	510,639	544,676
Gross profit	150,079	174,601	236,296
Gross margin	23.9%	25.5%	30.3%

Selling, general, and administrative expenses	91,796	95,112	98,198
Restructuring and severance costs	7,255	-	-
Operating income	51,028	79,489	138,098
Operating margin	8.1%	11.6%	17.7%

Other income (expense):
Interest expense	(8,564)	(8,204)	(10,813)
Other components of net periodic pension cost	(3,348)	(3,367)	(3,367)
Other	5,066	2,970	2,890
Total other income (expense) - net	(6,846)	(8,601)	(11,290)

Income before taxes	44,182	70,888	126,808

Income tax expense	13,917	26,153	48,737

Net earnings	30,265	44,735	78,071

Less: net earnings attributable to noncontrolling interests	227	258	195

Net earnings attributable to Vishay stockholders	$30,038	$44,477	$77,876

Basic earnings per share attributable to Vishay stockholders	$0.21	$0.31	$0.54

Diluted earnings per share attributable to Vishay stockholders	$0.21	$0.31	$0.51

Weighted average shares outstanding - basic	144,628	144,621	144,383

Weighted average shares outstanding - diluted	145,027	145,023	152,946

Cash dividends per share	$0.095	$0.095	$0.085

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	September 28, 2019	September 29, 2018

Net revenues	$2,058,728	$2,258,797
Costs of products sold	1,522,889	1,589,963
Gross profit	535,839	668,834
Gross margin	26.0%	29.6%

Selling, general, and administrative expenses	290,332	303,381
Restructuring and severance costs	7,255	-
Operating income	238,252	365,453
Operating margin	11.6%	16.2%

Other income (expense):
Interest expense	(25,160)	(26,862)
Other components of net periodic pension cost	(10,111)	(10,336)
Other	13,344	5,440
Loss on early extinguishment of debt	(1,307)	(17,309)
Total other income (expense) - net	(23,234)	(49,067)

Income before taxes	215,018	316,386

Income tax expense	64,377	72,508

Net earnings	150,641	243,878

Less: net earnings attributable to noncontrolling interests	667	539

Net earnings attributable to Vishay stockholders	$149,974	$243,339

Basic earnings per share attributable to Vishay stockholders	$1.04	$1.69

Diluted earnings per share attributable to Vishay stockholders	$1.03	$1.55

Weighted average shares outstanding - basic	144,602	144,364

Weighted average shares outstanding - diluted	145,114	156,702

Cash dividends per share	$0.2750	$0.2375

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	September 28, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$731,483	$686,032
Short-term investments	56,043	78,286
Accounts receivable, net	335,189	397,020
Inventories:
Finished goods	129,485	138,112
Work in process	189,757	190,982
Raw materials	125,411	150,566
Total inventories	444,653	479,660

Prepaid expenses and other current assets	123,712	142,888
Total current assets	1,691,080	1,783,886

Property and equipment, at cost:
Land	74,053	87,622
Buildings and improvements	570,727	619,445
Machinery and equipment	2,551,127	2,510,001
Construction in progress	113,639	125,109
Allowance for depreciation	(2,381,868)	(2,373,176)
	927,678	969,001

Right of use assets	93,103	-

Goodwill	150,309	147,480

Other intangible assets, net	62,265	65,688

Other assets	147,751	140,143
Total assets	$3,072,186	$3,106,198

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	September 28, 2019	December 31, 2018
	(Unaudited)

Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$7	$18
Trade accounts payable	141,472	218,322
Payroll and related expenses	131,751	141,670
Lease liabilities	16,932	-
Other accrued expenses	164,995	229,660
Income taxes	25,945	54,436
Total current liabilities	481,102	644,106

Long-term debt less current portion	496,262	494,509
U.S. transition tax payable	140,196	154,953
Deferred income taxes	47,246	85,471
Long-term lease liabilities	80,998	-
Other liabilities	90,174	79,489
Accrued pension and other postretirement costs	248,357	260,984
Total liabilities	1,584,335	1,719,512

Redeemable convertible debentures	-	2,016

Equity:
Vishay stockholders' equity
Common stock	13,235	13,212
Class B convertible common stock	1,210	1,210
Capital in excess of par value	1,427,049	1,436,011
Retained earnings (accumulated deficit)	71,956	(61,258)
Accumulated other comprehensive income (loss)	(27,952)	(6,791)
Total Vishay stockholders' equity	1,485,498	1,382,384
Noncontrolling interests	2,353	2,286
Total equity	1,487,851	1,384,670
Total liabilities, temporary equity, and equity	$3,072,186	$3,106,198

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - in thousands)
	Nine fiscal months ended
	September 28, 2019	September 29, 2018

Operating activities
Net earnings	$150,641	$243,878
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	122,302	121,888
(Gain) loss on disposal of property and equipment	(168)	(2,216)
Accretion of interest on convertible debt instruments	10,558	6,966
Inventory write-offs for obsolescence	19,214	17,059
Loss on early extinguishment of debt	1,307	17,309
Deferred income taxes	(4,481)	(12,348)
Other	9,029	13,021
Change in U.S. transition tax liability	(14,757)	(14,400)
Change in repatriation tax liability	(38,814)	(156,767)
Changes in operating assets and liabilities, net of effects of businesses acquired	(42,810)	(125,499)
Net cash provided by operating activities	212,021	108,891

Investing activities
Purchase of property and equipment	(100,267)	(126,391)
Proceeds from sale of property and equipment	486	8,455
Purchase of businesses, net of cash acquired	(11,862)	(14,880)
Purchase of short-term investments	(59,440)	(172,732)
Maturity of short-term investments	79,765	577,524
Other investing activities	4,021	(1,608)
Net cash provided by (used in) investing activities	(87,297)	270,368

Financing activities
Proceeds from long-term borrowings	-	600,000
Issuance costs	(5,394)	(15,621)
Repurchase of convertible debentures	(22,695)	(584,991)
Net proceeds (payments) on revolving credit lines	-	(150,000)
Net changes in short-term borrowings	(12)	-
Dividends paid to common stockholders	(36,396)	(31,378)
Dividends paid to Class B common stockholders	(3,327)	(2,873)
Distributions to noncontrolling interests	(600)	(525)
Cash withholding taxes paid when shares withheld for vested equity awards	(2,708)	(2,297)
Net cash used in financing activities	(71,132)	(187,685)
Effect of exchange rate changes on cash and cash equivalents	(8,141)	(11,501)

Net increase in cash and cash equivalents	45,451	180,073

Cash and cash equivalents at beginning of period	686,032	748,032
Cash and cash equivalents at end of period	$731,483	$928,105

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	September 28, 2019	June 29, 2019	September 29, 2018	September 28, 2019	September 29, 2018

GAAP net earnings attributable to Vishay stockholders	$30,038	$44,477	$77,876	$149,974	$243,339

Reconciling items affecting operating income:
Restructuring and severance costs	$7,255	$-	$-	$7,255	$-

Reconciling items affecting other income (expense):
Loss on early extinguishment of debt	$-	$-	$-	$1,307	$17,309

Reconciling items affecting tax expense (benefit):
Effects of tax-basis foreign exchange gain	$-	$7,554	$-	$7,554	$-
Enactment of TCJA	-	-	13,496	-	25,496
Effects of cash repatriation program	2,604	(48)	680	1,971	(7,010)
Change in deferred taxes due to early extinguishment of debt	-	-	-	(1,312)	(33,963)
Tax effects of pre-tax items above	(1,644)	-	-	(1,934)	(3,784)

Adjusted net earnings	$38,253	$51,983	$92,052	$164,815	$241,387

Adjusted weighted average diluted shares outstanding	145,027	145,023	152,946	145,114	156,702

Adjusted earnings per diluted share	$0.26	$0.36	$0.60	$1.14	$1.54

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	September 28, 2019	June 29, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net cash provided by operating activities	$76,202	$56,301	$70,721	$212,021	$108,891
Proceeds from sale of property and equipment	22	69	77	486	8,455
Less: Capital expenditures	(30,119)	(33,781)	(49,745)	(100,267)	(126,391)
Free cash	$46,105	$22,589	$21,053	$112,240	$(9,045)

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	September 28, 2019	June 29, 2019	September 29, 2018	September 28, 2019	September 29, 2018

GAAP net earnings attributable to Vishay stockholders	$30,038	$44,477	$77,876	$149,974	$243,339
Net earnings attributable to noncontrolling interests	227	258	195	667	539
Net earnings	$30,265	$44,735	$78,071	$150,641	$243,878

Interest expense	$8,564	$8,204	$10,813	$25,160	$26,862
Interest income	(2,365)	(2,147)	(3,504)	(6,711)	(8,302)
Income taxes	13,917	26,153	48,737	64,377	72,508
Depreciation and amortization	40,956	40,918	40,714	122,302	121,888
EBITDA	$91,337	$117,863	$174,831	$355,769	$456,834

Reconciling items
Restructuring and severance costs	$7,255	$-	$-	$7,255	$-
Loss on early extinguishment of debt	-	-	-	1,307	17,309

Adjusted EBITDA	$98,592	$117,863	$174,831	$364,331	$474,143

Adjusted EBITDA margin**	15.7%	17.2%	22.4%	17.7%	21.0%

** Adjusted EBITDA as a percentage of net revenues